UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2007

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, Community Bancorp. issued a press release announcing that, effective January 1, 2008, Chairman and Chief Executive Officer (“CEO”) Richard C. White will step down as CEO of the Company and its wholly-owned subsidiary, Community National Bank (the “Bank”), and President and Chief Operating Officer (“COO”) Stephen P. Marsh will become the CEO of both corporations.  Mr. Marsh will retain his position as President of both corporations, and both Messrs. White and Marsh will remain on the boards of directors of both the Company and the Bank, with Mr. White continuing as Chairman of both boards.

Mr. Marsh, age 59, has served as President and COO of the Company and the Bank since January 6, 2004.  Immediately prior to that appointment, he served as Vice President of the Company and Executive Vice President and Chief Financial Officer of the Bank.

Additional information about Mr. Marsh’s background and experience is contained in the Company’s press release filed as Exhibit 99.1 to this Report.

Item 9.01.  Financial Statements, Proforma Financial Information and Exhibits.

(a)	Inapplicable.

(b)	Inapplicable.

(c)	Inapplicable.

(d)	Exhibits.

The following exhibit, referred to in Item 5.02 of this report, is filed, herewith:

Exhibit 99.1 - Text of press release, dated December 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: December 11, 2007	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Operating Officer
(Chief Financial Officer)